Exhibit 99.2

PANELTECH INTERNATIONAL, LLC
AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2009 and 2008

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	1-2
Condensed Consolidated Statements of Operations	3
Condensed Consolidated Statement of Changes in Members’ Equity	4
Condensed Consolidated Statements of Cash Flows	5-6

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	7-17

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2009

ASSETS

CURRENT ASSETS
Cash	$2,330
Accounts receivable, less allowance for
doubtful accounts of $44,323	1,118,494
Inventories	1,963,652
Prepaid expenses and other current assets	32,426

Total Current Assets		$3,116,902

PROPERTY AND EQUIPMENT, Net		2,048,349

OTHER ASSETS
Other assets	85,983
Deferred loan costs, net of accumulated
amortization of $15,332	28,952
Intangible assets, net of accumulated
amortization of $49,500	220,500

Total Other Assets		335,435

TOTAL ASSETS		$5,500,686

See accompanying notes to condensed consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2009

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Line of credit	$1,442,372
Accounts payable	532,725
Accrued expenses and other current liabilities	225,259
Current maturities of long-term debt	305,067
Capital lease obligations	16,427

Total Current Liabilities		$2,521,850

OTHER LIABILITIES
Long term debt, less current maturities	1,841,623
Capital lease obligations, less current portion	28,914

Total Other Liabilities		1,870,537

TOTAL LIABILITIES		4,392,387

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY		1,108,299

TOTAL LIABILITIES AND
MEMBERS' EQUITY		$5,500,686

See accompanying notes to condensed consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30, 2009 and 2008

	2009	2008

NET SALES	$6,979,912	$13,911,586

COST OF SALES	5,416,963	10,342,554

GROSS PROFIT	1,562,949	3,569,032

OPERATING EXPENSES	2,203,584	1,492,007

OPERATING (LOSS) INCOME	(640,635)	2,077,025

OTHER EXPENSE
Interest expense	(142,427)	(206,466)

NET (LOSS) INCOME	$(783,062)	$1,870,559

See accompanying notes to condensed consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CHANGES
IN MEMBERS' EQUITY

For the Nine Months Ended September 30, 2009

MEMBERS' EQUITY - January 1, 2009	$1,891,361

Net loss	(783,062)

MEMBERS' EQUITY - September 30, 2009	$1,108,299

See accompanying notes to condensed consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2009 and 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(783,062)	$1,870,559
Adjustments to reconcile net (loss) income to
net cash (used in) provided by operating activities:
Depreciation and amortization	289,642	288,021
Amortization expense	27,611	29,160
Provisions for doubtful accounts	24,323	66,560
Changes in operating assets and liabilities:
Accounts receivable	399,817	(1,648,498)
Inventories	313,940	(393,236)
Prepaid expenses and other current assets	13,279	46,247
Other assets	(85,983)	--
Accounts payable	(395,156)	756,457
Accrued expenses and other current liabilities	23,172	9,261

TOTAL ADJUSTMENTS	610,645	(846,028)

NET CASH (USED IN) PROVIDED BY
OPERATING ACTIVITIES	(172,417)	1,024,531

CASH USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(60,668)	(110,083)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under line of credit	83,184	(484,730)
Borrowings (repayments) of notes payable	159,796	(264,702)
Payments on capital lease obligations	(11,479)	(9,672)
Distributions to shareholders	--	(209,042)

NET CASH PROVIDED BY (USED IN)
FINANCING ACTIVITIES	$231,501	$(968,146)

See accompanying notes to condensed consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF
CASH FLOWS, Continued

	For the Nine Months Ended September 30, 2009 and 2008

	2009	2008

NET DECREASE IN CASH	$(1,584)	$(53,698)

CASH - Beginning	3,914	57,705

CASH - Ending	$2,330	$4,007

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest	$142,976	$215,769
Taxes	$--	$--

Non-cash investing and financing activities:
Equipment financed	$--	$78,822

See accompanying notes to condensed consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Organization

Organization and Basis of Presentation
Paneltech, International LLC. (the “Company”) was organized on February 15, 1996, as a Washington limited liability company.  The Company manufactures phenolic webs and panels, transports logs and provides consulting services to companies in the timber industry. Its customers are located throughout the United States. The accompanying consolidated financial statements include the accounts of the Company’s wholly owned subsidiary, Paneltech Rainscreen LLC (“Rainscreen”). All significant intercompany balances and transactions have been eliminated.

The results for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full fiscal year and have not been audited.  In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting primarily of normal recurring accruals, necessary for a fair statement of the results of operations for the periods presented and the consolidated balance sheet at September 30, 2009.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC rules and regulations.  These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2008.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles -- a replacement of FASB Statement No. 162.”  Under the Statement, The FASB Accounting Standards Codification (“ASC”) became the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This Statement was effective for financial statements issued for interim and annual periods ending after September 15, 2009. In the FASB’s view, the issuance of this Statement and the Codification will not change GAAP, except for those nonpublic nongovernmental entities that must now apply the American Institute of Certified Public Accountants Technical Inquiry Service Section 5100, “Revenue Recognition,” paragraphs 38-76. The adoption of this Statement did not have a material impact on the Company’s consolidated financial statements.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies

Inventories
Inventories, which consist of raw materials and finished goods, are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment
Property and equipment are stated at cost.  The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred.  When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Manufacturing equipment	5 to 10 years
Furniture and fixtures	3 to 5 years
Mobile equipment	5 to 10 years

Income Taxes
The Company is an LLC and Members of an LLC are taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision for federal or state income tax has been provided for in the accompanying consolidated financial statements.

State income taxes are computed based on the provisions of ASC 740, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax effects attributed to temporary differences between the book and tax bases of assets and liabilities and for carry-forward items. The measurement of current and deferred tax assets and liabilities is based on enacted law.

Members’ Equity
The Company’s operating agreement provides for, among other things, requirements regarding capital contributions, membership interests, distributions, and management of the Company, transfer of ownership, and dissolution or liquidation of the Company.

In accordance with the Company’s operating agreement, net profits or losses of the Company are allocated to the members in proportion to their ownership in the Company at any particular time.  The Company’s operating agreement also specifies, based on available cash, as determined by the Board of Management in its sole discretion, the Company shall distribute funds to its members.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Revenue Recognition
Sales are recognized when products are shipped to customers.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recognized.

The Company has inventory on consignment with certain customers, whereby revenue is not recorded until the customer has consumed products from the consigned inventory and title has passed. Revenue derived from consignment transactions was $66,011 and $-- for the nine months ended September 30, 2009 and 2008, respectively. Inventories on consignment at customers were $42,499 as of September 30, 2009.

Advertising
The Company expenses all advertising costs as incurred.  Advertising expense amounted to $11,815 and $4,161 for the nine months ended September 30, 2009 and 2008, respectively.

Shipping and Handling
The Company classifies revenue from customers related to shipping and handling charges as a component of net sales and the corresponding freight charges classified in cost of sales.

Intangible Assets
The Company’s amortizable intangible assets include trade name and patents.  These assets are being amortized using the straight-line method over their estimated useful lives of ten years.

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to be determined if an impairment to fair value is required.

Impairment of Long-Lived Assets
In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value is required.

Use of Estimates in the Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Use of Estimates in the Financial Statements, continued
of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses.

Fair Value of Financial Instruments
The carrying amounts reported in the balance sheet for cash, lines of credit and other liabilities approximate fair value based on the short-term maturity of these instruments.  The carrying amounts reported in the balance sheet for long-term obligations approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk.

Recent Accounting Pronouncements
In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” to amend certain requirements of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company will review the requirements of FASB No. 167 and comply with its requirements. The Company does not expect that the adoption of this Statement will have a material impact on the Company’s consolidated financial statements. This standard has not yet been integrated into the Accounting Standards Codification.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140,” to improve the reporting for the transfer of financial assets resulting from 1) practices that have developed since the issuance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. SFAS 166 must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not currently engage in the transfer of financial assets and therefore, does not expect that the adoption of SFAS 166 will have a material impact on the Company’s consolidated financial statements. SFAS 166 has been included in the Transfers and Servicing Topic of the FASB ASC (Topic 860).

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” which establishes general standards of and accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 was effective for interim and annual periods ending after June 15, 2009. As required by SFAS 165, the Company has evaluated subsequent events through January 12, 2010, which is the date of its condensed consolidated financial statements as of and for the nine months ended September 30, 2009. SFAS 165 has been included in the Subsequent Events Topic of the FASB ASC (Topic 855)

In April 2009, the FASB issued authoritative guidance regarding, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly which provides additional guidance for estimating fair value when there is an inactive market or the market is not orderly.  This guidance is effective for interim and annual periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated results of operations or financial condition.

In April 2009, the FASB issued authoritative guidance regarding Interim Disclosures about Fair Value of Financial Instruments.  This guidance requires disclosure about fair value of financial instruments in interim periods, as well as annual financial statements.  This guidance is effective for interim periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on the Company’s consolidated results of operations or financial condition.

In December 2007, the FASB issued authoritative guidance regarding Business Combinations which reestablishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including non-controlling interests, contingent consideration, and certain acquired contingencies. This guidance also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. This guidance will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this guidance would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In December 2007, FASB issued authoritative guidance regarding Non-controlling Interests in Consolidated Financial Statements. This guidance requires all entities to report minority interests in subsidiaries as equity in the consolidated financial statements, and requires that transactions between entities and non-controlling interests be treated as equity. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations and cash flows.

In April 2008, the FASB issued authoritative guidance regarding Determination of the Useful Life of Intangible Assets.  This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350 Goodwill and Other Intangible Assets (“ASC 350”).  The objective of this guidance is to improve the consistency between the useful life of a recognized intangible asset under ASC 350 and the period of expected cash flows used to measure the fair value of the asset under ASC 805 Business Combinations, and other U.S. GAAP principles.  This guidance is effective for fiscal years beginning after December 15, 2008.  The adoption of this pronouncement did not have a material impact on the Company’s financial position, results of operations and cash flows.

The FASB and the SEC have issued certain other authoritative guidance and regulations that will become effective in subsequent periods and are not expected to have a significant impact on the Company’s consolidated financial statements at the time they become effective.

NOTE 3 - Inventories

Inventory at September 30, 2009 consists of the following:

Raw materials	$1,294,407
Finished goods	669,245

$1,963,652

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - Property and Equipment

Property and equipment at September 30, 2009 consists of the following:

Manufacturing equipment	$4,175,657
Furniture and fixtures	95,050
Mobile equipment	984,073
5,254,780
Less: accumulated depreciation and amortization	(3,206,431)

$2,048,349

Property and equipment, at September 30, 2009, includes $84,000 of assets acquired under capital lease obligations. Depreciation and amortization for the nine months ended September 30, 2009 and 2008 amounted to $289,642 and $288,021, respectively.

NOTE 5 - Line of Credit

The Company has a $1,700,000 line of credit with a lending institution (the “Lender”), which was to expire on November 30, 2009. The line bears interest at 1.75 points over the Lender's index rate (3.25% at September 30, 2009). The line of credit is secured by accounts receivable, inventory, equipment and the personal guarantees from members. The balance outstanding at September 30, 2009 was $1,442,372.

The Company's line of credit agreement with the bank contains certain restrictions and covenants. Under these restrictions, the Company must maintain certain levels of working capital and net worth and maintain certain financial ratios (current ratio, cash flow coverage, and debt to net worth).

On November 30, 2009, the Lender further extended the line of credit to February 28, 2010.  The line was reduced to $1,500,000 and bears interest at 3.75 points over the bank’s index rate.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - Notes Payable

The Company has several Notes payable with varying monthly installments ranging from $902 to $20,545. These Notes bear interest ranging from prime (3.25% at September 30, 2009), plus 1.5% to 9% and matures at various dates through 2015. During the nine months ended September 30, 2009, the Company received proceeds in the amount of $375,272 in connection with an existing equipment loan financing arrangement. These notes are collateralized by substantially all assets of the Company and certain of those notes are personally guaranteed by its members.	$2,146,690

Less: current portion	(305,067)

Long-Term Portion	$1,841,623

Future maturities of Notes Payable are as follows:

For the Years Ending	Amount
2010	$305,067
2011	351,608
2012	344,747
2013	283,537
2014	260,924
Thereafter	600,807

Total	$2,146,690

NOTE 7 - Capital Lease Obligations

On May 2, 2007, the Company entered into an equipment lease agreement with NMHG Financial Services for monthly installments of $1,628, with an annual interest rate of 8.77% secured by the related equipment. The lease matures May 2012.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - Capital Lease Obligations, continued

Future minimum lease payments under capital leases are as follows:

For the Years Ending	Amount
2010	$19,536
2011	19,536
2012	11,396
Total minimum lease payments	50,468
Less amount representing interest	(5,127)

Present value of minimum lease payments	$45,341

NOTE 8 - Commitments

Employee Benefits Plan
The Company maintained a 401(k) plan covering all eligible employees of the Company.  Contributions to the plan are at the discretion of the Company.  There were no contribution to the plan by the Company during the nine months ended September 30, 2009 and 2008.

Operating Leases
The Company leases certain buildings and equipment under long-term leases. The Company's leases include month-to-month operating leases, as well as leases which expire at various intervals over the next five years.

During the nine months ended September 30, 2009 and 2008, rental expenses under long-term lease obligations were $892,879 and $1,134,057, respectively. Future obligations over the terms of the Company's long-term leases as of September 30, 2009 are as follows:

For the Years Ending	Facility	Equipment	Total
2010	$160,798	$617,059	$777,857
2011	68,783	390,697	459,480
2012	--	285,442	285,442
2013	--	6,211	6,211

Total	$229,581	$1,299,409	$1,528,990

NOTE 8 - Commitments, continued

Leasing Activities
The Company leases railcars to customers under operating leases. These leases expire over the next five years. Currently, there are 314 log cars on lease, with rents ranging between $465 to $525 per car per month. Equipment under operating leases was $501,397 and $501,397 at September 30, 2009 and 2008, respectively, and is included in property and equipment in the accompanying condensed consolidated balance sheet. Accumulated depreciation on equipment operating leases was $286,815 and $239,877 at September 30, 2009 and 2008, respectively. Rent income received for the nine months ended September 30, 2009 and 2008 was $911,092 and $1,294,333, respectively. Minimum future rental income is as follows:

For the Years Ending	Amount
2010	$645,615
2011	644,040
2012	603,090

Total	$1,892,745

NOTE 9 - Subsequent Events

On December 23, 2009, Paneltech International LLC (“Paneltech”) completed a reverse merger (the “Merger”) with publicly traded Charleston Basics, Inc.  (“Charleston” or the “Company”) (OTCBB:CHBS) a company that previously sold outdoor camping goods and tactical gear.  Following the Merger, Charleston sold all of its pre-Merger assets relating to this business.  Under the terms of the Merger, Paneltech merged with and into Paneltech Products, Inc., a Delaware corporation and wholly-owned subsidiary of Charleston, to become Charleston’s principal operating business. Charleston intends to change its name to “Paneltech International Holdings, Inc.”

As a result of the transaction, the former members of Paneltech currently own approximately 90% of the outstanding common stock of the Company (before adjusting for any conversion or exercise of any preferred stock or warrants into common stock of the Company).  Also in connection with the Merger, the sole officer/director of the Company was replaced.

PANELTECH INTERNATIONAL, LLC AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Subsequent Events, continued

Immediately following consummation of the Merger, the Company entered into Securities Purchase Agreements with two investors and raised an aggregate of $1.5 Million in an offering of the Company’s preferred stock and warrants pursuant to which the Company is seeking to raise an aggregate of $3.0 Million (the “Offering”) on or before January 22, 2010.  Under the terms of the Offering, if the full $3.0 Million is raised in the Offering, the preferred stock will be convertible into 33.33% of the outstanding common stock of Charleston (on an as converted basis) at the time Merger was consummated, and the warrants will be exercisable into one-third of the common stock into which the preferred stock acquired in the Offering is convertible.  Of the $1.5 million of proceeds raised, $375,000 was used to buy back certain shares held by a former member of Paneltech.  The Company also issued a Promissory Note in the amount of $375,000 to complete the purchase of shares from the former member.